Pricing Supplement No.             c05-0830
	Pricing Supplement Dated:          August 30, 2005
	Rule 424(b)(3)
	File No.                           333-122925, 333-122925-01

	(To Prospectus Supplement Dated June 1, 2005
	and Prospectus Dated May 3, 2005)
	$5,000,000,000
	Citigroup Funding Inc.
	Retail Medium-Term Notes, Series C
	Due Nine Months or More From Date of Issue
	Fully and Unconditionally Guaranteed by Citigroup Inc.

	Trade Date:                        August 30, 2005
	Issue Date:                        September 2, 2005
	Settlement Date:                   September 2, 2005
	Following Business Day Convention

	Form of Note:                      Global/Book-Entry Only
	Calculation Agent:                 Citibank
	Minimum Denominations/Increments:  $1,000

	Purchasing Agent: Citigroup, acting as principal

	--------------------------------------------------------------

	CUSIP:                             1730T3AL7
	Aggregate Principal Amount:        USD 1,722,000.00
	Price to Public:                   100%
	Concession:                        2.0000%
	Net Proceeds to Issuer:            USD 1,687,560.00
	Interest Rate (per annum):         5.2500%
	Coupon Type:                       FIXED
	Interest Payment Frequency:        Quarterly
	First Interest Payment Date:       December 15, 2005
	Maturity Date:                     September 15, 2020
	Product Ranking:                   Senior Unsecured
	Survivor's Option:                 Yes

	Redemption Information:            Subject to redemption
	at the option of Citigroup Funding Inc., in whole or in part, on Interest Payment Dates, beginning September 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.